THIRD ~~FOURTH~~ AMENDMENT TO

CNG NONEMPLOYEE DIRECTORS' FEE PLAN

The CNG Nonemployee Directors' Fee Plan, as amended and restated effective October 1, 1996, and as subsequently amended by the First, Second and Third Amendments thereto (the "Plan"), is hereby further amended as follows effective as of November 30, 1999:

1. By deleting the last sentence of subparagraph (a) of paragraph 4 of the Plan and inserting in lieu thereof the following:

"By written notice to the Secretary of the Company, a Director may change from time to time his or her election(s) as to the terms and conditions of payment of deferred fees to extend the time for receiving payment and/or change the form of payment, except that (i) no election change shall be effective under the Plan unless it is filed with the Secretary at least one year prior to the date payment would have been made to the Director hereunder if the Director had not made such election change, and (ii) a Director may change the time for receiving payment only once. Unless the Company, in its sole discretion, decides to commence payment in a different manner, a Directors' deferred fees shall be paid in accordance with the Director's last written election(s) as to the terms and conditions of payment, or changes therein, that are in effect under the Plan."

2. By adding a new subparagraph (d) after subparagraph (c) of paragraph 4 of the Plan as follows:

"(d) Notwithstanding anything to the contrary herein, the distribution of all or any portion of a Director's deferred fees will be delayed for a period not to exceed seven months or may be subject to prior approval by the Compensation Committee (the "Committee") of the Board of Directors of CTG Resources, Inc. or any successor thereto ("CTG") or by the Board of Directors of CTG to the extent that the Company determines that such delay or approval is necessary or desirable to ensure that any transaction under the Plan will qualify for an exemption from the liability provisions imposed on the Director under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any rules and regulations issued thereunder. In the event of any such delay, the undistributed deferred fees shall continue to be subject to investment adjustment as provided in paragraph 3 until distribution is made."

3. Except as hereinabove modified and amended, the Plan, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, Connecticut Natural Gas Corporation hereby executes this Fourth Amendment this 14th day of December, 1999.

Witness: CONNECTICUT NATURAL GAS CORPORATION

Jean S. McCarthy                          &n bsp;            &nbs p;